UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 29, 2014

WaferGen Bio-systems, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53252	90-0416683
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7400 Paseo Padre Parkway, Fremont, CA	94555
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code):  (510) 651-4450

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 29, 2014, the stockholders of WaferGen Bio-systems, Inc. (the “Company”) approved an amendment to the Company’s 2008 Stock Incentive Plan (the “2008 Plan”).  The amendment adds an additional 3,000,000 shares to the 2008 Plan, for a total of 3,145,890 shares of common stock available for issuance under the 2008 Plan, and makes certain other changes to the 2008 Plan. This summary is qualified in its entirety by the full text of the Amendment to the 2008 Plan set forth in Appendix B to the proxy statement for the Company’s 2014 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 28, 2014 (the “2014 Proxy Statement”) which is incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 29, 2014, the Company held its 2014 Annual Meeting of Stockholders.  The certified results of the matters voted upon at the meeting, which are more fully described in the 2014 Proxy Statement, are as follows:

1.
The stockholders elected seven directors to the Board of Directors to serve for one year terms until the 2015 annual meeting of the stockholders or until their successors are duly elected and qualified, with the votes cast as follows:

Nominee	For	Withheld	Broker Non-Votes
R. Dean Hautamaki	4,727,269	1,484	274,494
Makoto Kaneshiro	4,727,374	1,379	274,494
Joel Kanter	4,727,353	1,400	274,494
William McKenzie	4,727,715	1,038	274,494
Robert Schueren	4,727,211	1,542	274,494
Alnoor Shivji	3,627,913	1,100,840	274,494
Ivan Trifunovich	4,727,694	1,059	274,494

2.
The stockholders approved the grant of discretionary authority to the Board of Directors to amend the Company’s Amended and Restated Articles of Incorporation to effect a reverse stock split of the outstanding shares of Common Stock of the Company, at any time within one year after stockholder approval is obtained, by a ratio of not less than one-for-two and not more than one-for-25, with the exact ratio to be set within this range as determined by the Board of Directors in its sole discretion, with votes cast as follows:

For	Against	Abstain
4,883,079	107,090	13,078

3.	The stockholders approved the amendment to the 2008 Plan, with votes cast as follows:

For	Against	Abstain	Broker Non-Votes
4,491,196	237,349	208	274,494

4.	The stockholders ratified the appointment of SingerLewak LLP as the Company’s independent auditors for the fiscal year ending December 31, 2014 by the following vote:

For	Against	Abstain
5,000,708	1,284	1,255

5.	The stockholders approved, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers, with votes cast as follows:

For	Against	Abstain	Broker Non-Votes
4,556,219	121,889	50,645	274,494

6.	The stockholders approved, on a non-binding advisory basis, the frequency of future advisory votes on the compensation paid to the Company’s named executive officers, with votes cast as follows:

Every Year	Every Two Years	Every Three Years	Abstain	Broker Non-Votes
4,245,048	249,900	208,478	25,327	274,494

Based on these voting results, the Board of Directors has determined that the Company will hold a stockholder vote on the compensation paid to the Company’s executive officers every year until the next advisory vote on the frequency of the executive compensation vote, which will occur no later than the Company’s 2020 Annual Meeting of Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WaferGen Bio-systems, Inc.
Date: May 30, 2014	By:	/s/ Stephen Baker
Name: Stephen Baker
Title: Chief Financial Officer